                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Novellus Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                             NOVELLUS SYSTEMS, INC.

                                                                   April 7, 2000

To the Shareholders of Novellus Systems, Inc.

     You are cordially invited to attend the Annual Meeting of Shareholders of Novellus Systems, Inc. (the "Company") on May 12, 2000 at 8:00 a.m., California time. The Annual Meeting will be held at the Company's principal executive offices, 4000 North First Street, San Jose, California 95134.

     A description of the business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is a copy of our 1999 Annual Report to Shareholders.

     Whether or not you plan to attend the Annual Meeting, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ACCOMPANYING ENVELOPE. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

                                          Richard S. Hill
                                          Chairman of the Board and
                                          Chief Executive Officer

                             NOVELLUS SYSTEMS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 12, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Novellus Systems, Inc. (the "Company") will be held on May 12, 2000 at 8:00 a.m., California time, at the Company's principal executive offices, 4000 North First Street, San Jose, California 95134, for the following purposes:

     1. To elect seven directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

     2. To ratify and approve an amendment to the Company's Amended and Restated 1992 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 27,540,000 shares to 33,345,000 shares.

     3. To ratify and approve the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 2000.

     4. To transact such other business as may properly come before the meeting.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part hereof.

     Shareholders of record at the close of business on March 20, 2000 are entitled to vote at the Annual Meeting.

                                          FOR THE BOARD OF DIRECTORS

                                          Robert H. Smith
                                          Secretary

San Jose, California
April 7, 2000

                             YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE
                                   AND RETURN
THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE. IF YOU
    ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

                             NOVELLUS SYSTEMS, INC.
                            ------------------------

                                PROXY STATEMENT

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Novellus Systems, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 12, 2000 at 8:00 a.m., California time (the "Annual Meeting"), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company's principal executive offices, 4000 North First Street, San Jose, California 95134.

     This Proxy Statement, the form of proxy, and the Company's 1999 Annual Report to Shareholders are first being mailed to shareholders on or about April 7, 2000.

     THE SHARE AND PER SHARE NUMBERS IN THIS PROXY STATEMENT REFLECT THE EFFECT OF THE COMPANY'S 1999 3-FOR-1 STOCK SPLIT, UNLESS OTHERWISE NOTED.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (to the attention of Robert H. Smith, Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

RECORD DATE, SHARE OWNERSHIP AND QUORUM

     Shareholders of record at the close of business on March 20, 2000 are entitled to vote at the Annual Meeting. At the record date, 121,164,891 shares of the Company's Common Stock, no par value (the "Common Stock") were issued and outstanding. The presence of a majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

VOTING AND SOLICITATION

     Each share outstanding on the record date is entitled to one vote. Under the Company's cumulative voting provisions, each shareholder may cast for a single nominee for director, or distribute among up to seven nominees, a number of votes equal to seven multiplied by the number of shares held by such shareholder. However, cumulative voting will not be available unless, at the meeting, at least one shareholder has given notice of his intention to cumulate votes prior to the voting, and will apply only to those candidates whose names have been placed in nomination prior to the voting.

     The cost of managing the proxy process will be borne by the Company. The Company has retained the services of ADP-Investor Communication Services to aid in the distribution and voting of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay ADP-Investor Communication Services a fee not to exceed $80,000 for its services and will reimburse them for certain out-of-pocket expenses that are usual and proper. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, fax or telegram.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of ADP-Investor Communication Services. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is invoked and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR approval of the other proposals in the enclosed proxy statement and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the particular item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be considered present and entitled to vote for purposes of determining a quorum but as not voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. For shareholder proposals to be considered properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the Company's 2001 Annual Meeting of Shareholders, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company between January 20, 2001 and February 19, 2001. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder, and (iv) any material interest of the stockholder in such business.

     Requirements for Shareholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the Company not later than December 6, 2000 in order to be considered for inclusion in the Company's proxy materials for that meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     As set by the Board of Directors (the "Board" or "Board of Directors") pursuant to the Bylaws of the Company, the authorized number of directors is currently set at seven. Seven directors will be elected at the Annual Meeting. The seven nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the seven nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

  NAME OF NOMINEE    AGE                   PRINCIPAL OCCUPATION                   DIRECTOR SINCE
  ---------------    ---                   --------------------                   --------------
Richard S. Hill....  48     Chairman of the Board and Chief Executive Officer          1993
                            of the Company
D. James Guzy......  64     Chairman of SRC Computer Corporation, a computer           1990
                            hardware development company
J. David Litster...  61     Vice President for Research and Dean for Graduate          1998
                            Education at the Massachusetts Institute of
                            Technology
Tom Long...........  68     Director of Advanced Development, Planar Advance,          1995
                            Inc., a flat panel company engaged in the
                            electronics industry
Glen Possley.......  59     Partner at Glen-Ore Associates, a consulting               1991
                            enterprise focused on semiconductor business.
Robert H. Smith....  63     Executive Vice President, Finance and                      1995
                            Administration, Chief Financial Officer and
                            Secretary of the Company
William R.           53     Group President, Network Products Group of Lucent          1998
  Spivey...........         Technologies

     The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified. The Company's Bylaws provide that no person may be elected or run for reelection to the Board of Directors after having attained the age of 70 years. There is no family relationship between any director and any other director or executive officer of the Company.

     MR. HILL has been the Chief Executive Officer and member of the Board of Directors of the Company since December 1993. In May 1996 he was appointed Chairman of the Board of Directors. From 1981 to 1993, Mr. Hill was employed by Tektronix, Inc., an electronics company, where he held positions such as President of the Tektronix Development Company, Vice President of the Test & Measurement Group, and President of Tektronix Components Corporation. Prior to joining Tektronix, Mr. Hill held engineering management positions at General Electric, Motorola and Hughes Aircraft Company. Since October 1997, Mr. Hill has been a member of the Board of Directors of Speedfam International, Inc.

     MR. GUZY joined the Board of Directors in January 1990. Since June 1997, Mr. Guzy has been the Chairman of SRC Computer Corporation. Since 1969 he has also served as the President of the Arbor Company, a limited partnership engaged in the electronics and computer industries. Mr. Guzy is also a director of Intel Corporation, Cirrus Logic, Inc., Micro Component Technology, Inc., Davis Selected Group of Mutual Funds, Alliance Capital Management Technology Fund and PLX Technology Corporation.

     DR. LITSTER joined the Board of Directors in February 1998. Dr. Litster is Vice President for Research and Dean for Graduate Education at the Massachusetts Institute of Technology ("MIT"). He was the director of the MIT Center for Materials Science and Engineering from 1983 through 1988 and director of the Francis Bitter National Magnet Laboratory at MIT from 1988 through 1992. Dr. Litster is a fellow of the American Physical Society, the American Academy of Arts and Sciences and the American Association for the Advancement of Science. In 1993 Dr. Litster was awarded the Irving Langmuir Prize by the American Physical Society. Dr. Litster holds a bachelor's degree in engineering from McMaster University in Hamilton Ontario, Canada, and a Ph.D. in Physics from MIT.

     DR. LONG joined the Board of Directors in May 1995. Dr. Long currently is the Director of Advanced Development of Planar Advance, Inc. From August 1991 to October 1994 Dr. Long retired from business to pursue personal goals. Prior to August 1991 Dr. Long served as the Vice President and Chief Technical Officer of Tektronix, Inc. for seven years.

     DR. POSSLEY joined the Board of Directors in July 1991. He is currently a managing general partner at Glen-Ore Associates. From January 1998 through January 2000, Dr. Possley was a partner at International Technology Ventures and N-Able Group. From June 1994 to December 1997 Dr. Possley was President of SubMicron Technology, Inc., a semiconductor company. From April 1992 to May 1994 he was Senior Vice

President of Manufacturing at Ramtron International, a semiconductor company. From January 1991 to March 1992, he was Vice President, Operations at Sandisk Inc., a manufacturer of solid state memory systems. From January 1986 to December 1990, Dr. Possley was Senior Vice President of Manufacturing for Philips Semiconductor Inc., a semiconductor company. Prior to joining Philips, he was Vice President, Wafer Fabrication and Research and Development at United Technologies Mostek, and held management and engineering positions with Motorola Inc., Texas Instruments, Inc., Fairchild Camera and Instrument Corporation and the semiconductor division of General Electric Company.

     MR. SMITH joined the Board of Directors in May 1995. In October 1996 Mr. Smith became the Executive Vice President, Finance and Administration and Chief Financial Officer and Secretary of the Company. Mr. Smith had been an industry consultant since 1990. From June 1994 through September 1994 Mr. Smith was the Chairman of the Board of Directors of Micro Component Technology, Inc., a semiconductor test equipment manufacturer. From 1988 through 1990, Mr. Smith was the President of Maxwell Graphics, Inc., a printing company. From 1982 through 1988, Mr. Smith held Chief Financial Officer positions with Maxwell Communications of North America Corporation and R.R. Donnelley and Sons, printing companies. Mr. Smith also serves on the Board of Directors of Cirrus Logic, Inc.

     DR. SPIVEY joined the Board of Directors in May 1998. He is currently the Group President, Network Products Group of Lucent Technologies. From 1994 to 1997 he was the Vice President, Systems & Components Group of AT&T Corporation. From 1991 to 1992 he was Vice President of Computer Graphics Group, from 1991 to 1994 he was the President of Tektronix Development Company and from 1990 to 1991 he was Vice President of Business Alliances of Tektronix, Inc. Previously, Dr. Spivey held various managerial positions at Honeywell, Inc. and General Electric Corporation. Dr. Spivey also serves on the Board of Directors of Casade Microtech, Inc. and Raytheon Company.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held six meetings during 1999. During the last year, no incumbent director attended fewer than 75% of the meetings of the Board of Directors and its committees on which he served that were held during the period in which he was a director. The Board of Directors has an Audit Committee and a Stock Option and Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for shareholders to recommend nominations, the Board will consider shareholder recommendations. Such recommendations should be addressed to Robert H. Smith, the Company's Secretary, at the Company's principal executive offices.

     During 1999, Dr. Possley and Dr. Litster served on the Audit Committee. The Audit Committee held four meetings during 1999. The Audit Committee recommends the engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     During 1999, Mr. Guzy and Drs. Possley, Litster, Long and Spivey served on the Stock Option and Compensation Committee. The Stock Option and Compensation Committee held three meetings during 1999. The Stock Option and Compensation Committee administers the issuance of stock and the grant of options to purchase stock of the Company pursuant to the Company's stock plans and, in accordance with the terms of the respective stock plans, determines the terms and conditions of such issuances and grants. In addition, it reviews and approves the Company's executive compensation policy.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company ("Outside Directors") receive a $6,000 quarterly retainer and a $1,000 fee for attendance at each Board meeting. In addition, Outside Directors receive a $500 fee for attendance at each committee meeting attended which was not held on the same day as a Board meeting.

     Currently, Outside Directors are automatically granted an option to purchase 18,000 shares of Common Stock of the Company on the day immediately following the date of each annual meeting of shareholders of the Company. The exercise price per share of such options will equal 100% of the fair market value of the Common Stock on the date of the grant of the option. Options granted have a maximum term of five years and are immediately exercisable. Pursuant to this policy regarding the granting of stock options to Outside Directors, Mr. Guzy and Drs. Long, Possley, Litster and Spivey were each granted an option to purchase 18,000 shares of Common Stock at an exercise price of $17.9792 per share on May 17, 1999.

                                 PROPOSAL NO. 2

           RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                  AMENDED AND RESTATED 1992 STOCK OPTION PLAN

     The Company's shareholders are being asked to act upon a proposal to approve the action of the Board of Directors amending the Company's Amended and Restated 1992 Stock Option Plan (the "Option Plan"). Ratification and approval of the proposal requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy.

     The Board of Directors amended the Option Plan in December 1999, subject to shareholder approval, to increase the number of shares reserved for issuance under the Option Plan from 27,540,000 shares to 33,345,000 shares.

     The Board of Directors believes that the attraction and retention of high quality personnel are essential to the Company's continued growth and success and that an incentive plan such as the Option Plan is necessary for the Company to remain competitive in its compensation practices. The increase in the number of shares reserved for issuance is intended to support the Company's requirements for stock option grants to both current employees and future employees.

     Amended Plan Benefits. As of the date of this Proxy Statement, no Outside Directors and no associates of any director, executive officer or nominee for director has been granted any options subject to shareholder approval of the proposed amendment. The benefits to be received pursuant to the Option Plan amendment by the Company's directors, executive officers and employees are not determinable at this time.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF
  THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1992 STOCK OPTION PLAN.

GENERAL DESCRIPTION OF THE OPTION PLAN

     The following summary of the Option Plan, including the proposed amendment, is subject in its entirety to the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

     The Option Plan was adopted by the Board of Directors in April 1992 and approved by the shareholders in May 1992. The purpose of the Option Plan is to attract and retain qualified personnel and to provide additional incentives to the Company's employees, officers, directors and consultants. In November 1993, the Board of Directors approved, and in May 1994 the shareholders ratified, an amendment to the Option Plan to increase the number of shares available for grant thereunder from 550,000 shares to 1,300,000 shares. In January 1995, the Board of Directors approved, and in May 1995 the shareholders ratified, an amendment to the Option Plan to increase the number of shares available for grant thereunder from 1,300,000 shares to 2,000,000 shares. In March 1996, the Board of Directors approved, and in May 1996 the shareholders ratified, an amendment to the Option Plan to increase the number of shares available for grant thereunder from 2,000,000 shares to 2,680,000 shares. At that time, the Board of Directors and shareholders also adopted an amendment allowing for Restricted Shares and Stock Bonuses. In April 1997, the Board of Directors approved, and in May 1997 the shareholders ratified, an amendment to the Option Plan to increase the number of shares available for grant thereunder from 2,680,000 shares to 3,340,000 shares. In September 1997, the Company declared a two-for-one split of its Common Stock, thus increasing the number of shares reserved for issuance under the Option Plan to 6,680,000 shares. In March 1998, the Board of Directors approved, and in May 1998 the shareholders ratified, an amendment to the Option Plan to increase the number of shares available for grant thereunder from 6,680,000 shares to 7,780,000 shares. In February 1999, the Board of Directors approved, and in May 1999 the shareholders ratified, an amendment to the Option Plan to increase the number of shares available for grant thereunder from 7,780,000 to 9,180,000 shares. In early December 1999, the Board of Directors approved, subject to shareholder approval, an amendment to the Option Plan to increase the number of shares available for grant thereunder from 9,180,000 to 11,115,000 shares. In late December 1999, the Company declared a three-for-one split of its Common Stock, thus increasing the number of shares reserved for issuance under the Option Plan to 27,540,000 shares. As of March 20, 2000, options to purchase 25,918,238 shares had been granted under the Option Plan of which options to purchase 14,182,453 shares were outstanding.

     The Option Plan provides for the grant to employees (including officers and employee directors) of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") and for the grant to employees, Outside Directors and consultants of nonstatutory stock options. As of March 20, 2000, the number of executive officers, employees, consultants and directors of the Company and its subsidiaries that were eligible to receive grants under the Option Plan was approximately 1,700 persons. The Company cannot grant an incentive stock option if as a result of the grant the optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000.

     The Option Plan currently is administered by the Stock Option and Compensation Committee of the Board of Directors (the "Committee"), which, subject to the terms of the Option Plan, determines the terms of the options granted under the Option Plan, including the exercise price, the number of shares subject to the option and exercisability. During any taxable year, an employee may be granted options to purchase up to 600,000 shares and newly hired employees may be granted options to purchase up to 1,200,000 shares. Generally, options granted under the Option Plan in connection with the commencement of employment with the Company or options granted after such initial grants become exercisable at the rate of 25% of the shares subject to the option one year after grant and thereafter, 25% of the shares subject to the option each subsequent year. No option may be transferred by the optionee other than by will or the laws of descent or distribution.

     The exercise price of all stock options granted under the Option Plan must equal at least the fair market value of the Common Stock of the Company on the date of grant. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the Nasdaq National Market System as of such date. On March 20, 2000, the fair market value of the Company's Common Stock was $61.4375. The exercise price of any incentive stock option granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must equal at least 110% of the fair market value of the Common Stock on the date of grant. The Option Plan may provide that payment of the exercise price may be made in cash, promissory notes, other shares of the Company's Common Stock (subject to certain conditions) or such other consideration determined by the Board of Directors.

     In March of 1996, the Committee approved an amendment to the Option Plan which provides that the Committee may not, without prior approval of the shareholders of the Company, authorize the amendment of any outstanding option to reduce the option price or authorize the amendment of any outstanding stock appreciation right ("SAR") to reduce the base price. In addition, the Company may not, without the approval of the shareholders, cancel an option or SAR and replace it with an award having a lower price or base price unless the vesting period is restarted to the period designated for new options or SARs.

     In May of 1998, the Committee approved an amendment to the Option Plan that limits the number of shares that may be granted as stock bonuses under the Option Plan to 10% of the number of shares authorized under the Option Plan.

     The Option Plan provides for automatic and non-discretionary grants of options to Outside Directors. Pursuant to the Option Plan, on the day immediately following the date of each annual meeting of shareholders of the Company, each Outside Director is automatically granted an option to purchase 18,000 shares (the "Director Options"). Shares subject to the Director Options are immediately exercisable.

     The Option Plan provides that, in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding options will be assumed or an equivalent option or right will be substituted by the successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the optionee shall have the right to exercise the option as to all shares of stock subject to such option, including shares as to which the option would not otherwise be exercisable.

     The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or Section 422 of the Code (or any other applicable law or regulation), or to the extent necessary to avoid non-deductibility of compensation income recognized upon exercise of an option under Section 162(m) of the Code, the Company will obtain shareholder approval of any Option Plan amendment in such a manner and to such a degree as required.

     Restricted Shares. A grant of Restricted Shares consists of the sale of a specified number of shares of Common Stock which are contingently awarded in amounts determined by the Committee to those employees, directors, and consultants selected by the Committee. Outside Directors are not eligible for a grant of Restricted Shares. Restricted Shares are subject to certain restrictions on transfer, forfeiture, repurchase, and vesting as the Committee may determine pursuant to the terms of a Restricted Stock Purchase Agreement. An individual who has been awarded Restricted Shares has the right to vote and receive dividends on Restricted Shares, but can not sell, assign, transfer, pledge or otherwise encumber Restricted Shares except in accordance with the Restricted Stock Purchase Agreement. The purchase price of Restricted Shares is at least the fair market value of the Common Stock of the Company on the date of grant of the Restricted Shares. Payment for Restricted Shares is made in any combination of cash or Common Stock as determined by the Committee.

     Stock Bonuses. A grant of a Stock Bonus consists of a specified number of shares of Common Stock which are awarded in amounts determined by the Committee to those employees, directors, and consultants selected by the Committee. Outside Directors are not eligible for awards of Stock Bonuses. Shares awarded as Stock Bonuses are subject to restrictions on transfer, forfeiture, repurchase, and vesting as the Committee may determine pursuant to the terms of a Restricted Stock Bonus Agreement. The individual receiving a Stock Bonus does not pay for the shares received as a Stock Bonus, although the fair market value of the shares received is deemed compensation to the individual upon the lapsing of any restrictions.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summarizes only the federal income tax consequences of stock options granted under the Option Plan. State and local tax consequences may differ.

     Stock Options. The grant of a nonqualified stock option under the Option Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. Subject to the requirements of reasonableness and satisfaction of any withholding obligation, the Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more or not more than one year, respectively, following exercise. The Company does not receive a tax deduction for any such gain. The maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6% and the maximum rate at which long-term capital gains are taxed for most types of property is 20%.

     The grant of an incentive stock option ("ISO") under the Option Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised and shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

     If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on the holding period. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee (subject to the requirements of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation).

     The "spread" under an ISO -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible to the Company only to the extent that it does not exceed $1 million. However, the Company can preserve the deductibility of certain compensation in excess of $1 million if it complies with conditions imposed by Section 162(m) of the Code, including the establishment of a maximum number of shares which may be granted to any one employee during a specified time period. The Company has established the maximum number of shares with respect to which options can be granted. Those limits are 600,000 shares per fiscal year, with a 1,200,000 share limitation for grants to new hires.

     Payment of Withholding Taxes. The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Option Plan.

     The following summarizes only the federal income tax consequences to participants and the Company of the acquisition and disposition of Restricted Shares and Stock Bonuses under the Plan. State and local tax consequences may differ.

     Restricted Shares. A participant who receives Restricted Shares will generally recognize ordinary income at the time the restrictions on transferability and the Company's repurchase rights lapse. The amount of ordinary income so recognized will be the fair market value of the Common Stock at the time the income is recognized less the amount the participant paid for the Restricted Shares, subject to the requirements of reasonableness and satisfaction of any withholding obligation, this amount is deductible for federal income tax purposes by the Company. Dividends paid with respect to the Restricted Shares will be ordinary compensation income to the participant and generally deductible by the Company.

     In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the Restricted Shares at the time of grant less the amount the participant paid for the Restricted Shares, determined without regard to any restrictions other than restrictions which by their terms will never lapse, and the Company will be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the Restricted Shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

     Stock Bonuses. With respect to Stock Bonuses under the Option Plan described above, generally, when a participant receives a Stock Bonus, the fair market value of the Common Stock on the date the restrictions, if any, are removed will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company. A participant may make a Section 83(b) election, under the Code, with respect to Stock Bonuses with the same tax consequences as described for Restricted Shares.

                                 PROPOSAL NO. 3

        RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for 2000 and recommends that the shareholders ratify such selection. In the event that a majority of the outstanding shares are not voted in favor of ratification, the Board will reconsider its selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Ernst & Young LLP as the independent auditors for 2000. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Ernst & Young LLP (or one of its predecessor firms, Arthur Young & Company) has audited the Company's financial statements since the year ended December 31, 1986.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG
              LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2000.

                               OTHER INFORMATION

EXECUTIVE OFFICERS

     In addition to Messrs. Hill and Smith the other executive officers of the Company as of March 20, 2000, were as follows:

                 NAME                    AGE                      POSITION
                 ----                    ---                      --------
Jeffrey Benzing........................  43    Executive Vice President, Systems Development,
                                               Engineering and Operations
John Chenault..........................  51    Executive Vice President, Business Operations
Peter Hanley...........................  60    Executive Vice President, Worldwide Sales and
                                               Service Operations
Wilbert van den Hoek...................  43    Executive Vice President, Integration and
                                               Advanced Development

     MR. BENZING joined the Company in November 1988 as Director of Special Projects. From July 1992 through June 1999, he served as the Company's Vice President in charge of product development and is currently Executive Vice President, Systems Development, Engineering and Operations. From 1984 to 1988 he was co-founder and Vice President of Engineering of Benzing Technologies. From 1979 to 1984 he held various positions at Hewlett Packard Company.

     MR. CHENAULT joined the Company in September 1991 as Vice President, Operations. From April 1993 through April 1996 he served as Vice President, Customer Satisfaction, was the Executive Vice President, Operations from May 1996 to June 1997, and is currently its Executive Vice President, Business Operations. From October 1988 to July 1991 he was the Vice President and General Manager of Veeco Instruments, an electronics company. From 1986 to October 1988 Mr. Chenault was Vice President and General Manager for

Carroll Touch, a subsidiary of AMP, Inc., an electronics company. Mr. Chenault has also held various positions with Texas Instruments, Inc. and Recognition Equipment, Inc.

     DR. HANLEY joined the Company as Executive Vice President, Sales and Marketing in June 1992, and currently serves as its Executive Vice President, Worldwide Sales and Service Operations. From 1985 to June 1992, Dr. Hanley held various positions at Applied Materials, Inc., most recently Group Vice President responsible for sales, service and process for all North American accounts. Previously, Dr. Hanley was President of Tegal, a division of Motorola, Inc., an electronics company, and held positions at Varian, Inc.

     DRS. VAN DEN HOEK joined the Company in May 1990 as Director of Technology of Nippon Novellus Systems. From June 1997 through June 1999, he served as Vice President, Dielectric Business Unit and is currently the Executive Vice President, Integration and Advanced Development. From 1980 to May 1990 he held a variety of positions at the Philips Research Laboratories in Eindhoven, the Netherlands and Sunnyvale, California. The last position Drs. van den Hoek held at Philips was group manager of the Si Technology Research group.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "named executive officers").

                                                                       LONG-TERM
                                                                  COMPENSATION AWARDS
                                    ANNUAL COMPENSATION      -----------------------------
                                    -------------------      RESTRICTED
    NAME AND PRINCIPAL               SALARY     BONUS           STOCK         OPTIONS/SARS       ALL OTHER
         POSITION            YEAR     ($)       ($)(1)       AWARD(S)($)       (#)(2)(3)     COMPENSATION($)(4)
    ------------------       ----   --------   --------      -----------      ------------   ------------------
Richard S. Hill............  1999   $525,000   $757,102      $1,533,750(5)      410,250           $ 18,746(6)(7)(8)
  Chairman of the Board and  1998    373,063     95,912                         600,000             89,494(6)(7)(8)
  Chief Executive Officer    1997    358,641    727,481                         300,000             12,523(6)(7)
Robert H. Smith............  1999    273,558    214,942                         135,000              7,506(6)
  Executive Vice
    President,.............  1998    258,077    122,525                         135,000             10,816(6)(7)
  Finance and                1997    241,345    308,857                         165,000            295,735(6)(9)
  Administration, Chief
  Financial Officer and
  Secretary
Peter Hanley...............  1999    295,962    232,152                         120,000              8,227(6)
  Executive Vice President,  1998    261,038    115,003(10)                     120,000              6,232(6)
  Worldwide Sales and        1997    248,076    266,633(10)                     240,000              4,615(6)
  Service Operations
John Chenault..............  1999    229,365    214,051                         199,500              1,672
  Executive Vice President,  1998    198,000     81,352                         180,000              4,282(6)
  Business Operations        1997    189,808    241,249                         114,000              2,899(6)
Jeffrey Benzing............  1999    205,308    180,940         383,438(11)     120,000              3,084(6)
  Executive Vice President,  1998    195,385     75,352                         150,000                691
  Systems Development,       1997    180,885    238,731                         135,000              3,636(7)
  Engineering and
    Operations

---------------
 (1) Includes amounts earned in 1999 and paid in 2000.

 (2) Amounts represent stock option grants. See Option/SAR Grants in Last Fiscal Year table.

 (3) Number of Awards Options/SARs adjusted to reflect the two-for-one stock split of the Company's Common Stock declared by the Board of Directors in September 1997 and the three-for-one stock split of the Company's Common Stock declared by the Board of Directors in December 1999.

 (4) Amounts include life insurance premiums paid by the Company on behalf of the named executive officers.

 (5) Represents a total of 60,000 shares granted to Mr. Hill pursuant to a Restricted Stock Purchase Agreement. Value is based on the price of the Company's Common Stock at December 16, 1999 ($25.5625). The shares vest at the rate of 33 1/3% on each of December 16, 2000, December 16, 2001 and December 15, 2002.

 (6) Includes tax preparation fees paid for by the Company.

 (7) Includes financial advice fees paid for by the Company.

 (8) Includes $2,344 in 1999 and $78,274 and 1998 in relocation expenditures for which the Company reimbursed Mr. Hill.

 (9) Includes $288,060 in relocation expenditures for which the Company reimbursed Mr. Smith.

(10) Includes commission-based compensation in the amount of $44,679 and $36,248 in 1998 and 1997, respectively.

(11) Represents a total of 15,000 shares granted to Mr. Benzing pursuant to a Restricted Stock Purchase Agreement. Value is based on the price of the Company's Common Stock at December 16, 1999 ($25.5625). The shares vest as to 50% of the shares on December 31, 2003 (the "Time Vesting Date"), as to 25% of the shares at such time as the Company shall have achieved a $1.5 billion annual revenue level measured by the total of the publicly reported revenues of the Company for any four consecutive completed fiscal quarters ending on or before the Time Vesting Date and as to the final 25% of the shares at such time as the Company shall have achieved a $2 billion annual revenue level measured by the total of the publicly reported revenues of the Company for any four consecutive completed fiscal quarters ending on or before the Time Vesting Date.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides certain information with respect to stock options granted to the named executive officers in 1999:

                                           INDIVIDUAL GRANTS
                         ------------------------------------------------------
                                         % OF TOTAL
                                          OPTIONS/                                 POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF         SARS                                      ASSUMED ANNUAL RATES OF
                          SECURITIES     GRANTED TO     EXERCISE                   STOCK PRICE APPRECIATION FOR
                          UNDERLYING      EMPLOYEES     PRICE PER                       FOR OPTION TERM(1)
                         OPTIONS/SARS     IN FISCAL       SHARE      EXPIRATION    -----------------------------
         NAME             GRANTED(#)        YEAR         ($/SH)         DATE          5%($)            10%($)
         ----            ------------    -----------    ---------    ----------    -----------      ------------
Richard S. Hill........     56,250           .97 %      $17.3333      01/04/09     $  613,171       $ 1,553,896
                           354,000          6.10 %       25.5625      12/16/09      5,690,946        14,421,975
Robert H. Smith........    135,000          2.32 %       25.5625      12/16/09      2,170,276         5,499,906
Peter Hanley...........    120,000          2.067%       25.5625      12/16/09      1,929,134         4,888,805
John Chenault..........     79,500          1.369%       19.1458      08/19/09        957,235         2,425,821
                           120,000          2.067%       25.5625      12/16/09      1,929,134         4,888,805
Jeffrey Benzing........    120,000          2.067%       25.5625      12/16/09      1,929,134         4,888,805

---------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that amounts reflected in this table will be achieved.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth certain information with respect to stock options exercised by the named executive officers during 1999, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 1999, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 1999.

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING                 VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS/SARS       IN-THE-MONEY OPTIONS/SARS
                                                            AT FISCAL YEAR END(#)          AT FISCAL YEAR END(#)(1)
                       SHARES ACQUIRED       VALUE       ----------------------------    ----------------------------
        NAME           ON EXERCISE(#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           ---------------    -----------    -----------    -------------    -----------    -------------
Richard S. Hill......      725,058        $14,107,094      557,083        1,160,251      $17,165,401     $29,849,856
Robert H. Smith......      176,250          2,718,486       60,000          438,750        1,605,628      10,987,695
Peter Hanley.........       67,500          1,800,468      456,000          442,500       14,228,395      10,603,061
John Chenault........      165,000          3,596,560      215,250          459,000        6,445,629      10,445,644
Jeffrey Benzing......      134,334          2,996,283      244,422          315,000        7,607,056       7,052,670

---------------
(1) Calculated on the basis of the last reported sales price per share for the Company's Common Stock on the Nasdaq National Market System of $40.8438 on December 31, 1999.

EMPLOYMENT AGREEMENTS

     Mr. Richard S. Hill The Company and Richard S. Hill are parties to an employment agreement dated October 1, 1998 and amended on December 17, 1999 (the "Hill Agreement"), which provided for an initial employment period of three years which automatically extends for additional one-year periods if Mr. Hill is employed on and after December 31 of each year. Mr. Hill's annual base salary under the Hill Agreement was initially $ 382,885. As of January 1, 1999, Mr. Hill's annual base salary was increased to $525,000 and as of December 17, 1999 was increased to $615,000. In addition, Mr. Hill is eligible to participate in the Company's benefit plans and to receive perquisites of employment, as established by the Company. The Company agreed to pay the monthly dues, fees and assessments for Mr. Hill's membership in a golf club, to be selected by Mr. Hill. Mr. Hill agreed to repay in full two relocation loans in March 2000 and the Company agreed to forego any accrued interest on those relocation loans.

     The Hill Agreement may be terminated by the Company or Mr. Hill at any time. If the Hill Agreement is terminated by the Company for "Cause" (as defined therein) or by Mr. Hill "Not for Cause" (as defined therein), no further rights to compensation or benefits accrue to Mr. Hill. However, in the event Mr. Hill terminates his employment "Not for Cause," Mr. Hill (and his qualified dependents) shall receive continued health insurance coverage under the Company's officer retirement health benefit program, without regard to any age or length of service limitations for that program. If the Hill Agreement is terminated by reason of Mr. Hill's death, the Company shall continue to pay Mr. Hill's salary and benefits to Mr. Hill's estate through the second full month after Mr. Hill's death. If the Hill Agreement is terminated by reason of Mr. Hill's disability (as defined therein), the Company shall continue to employ Mr. Hill at 66 2/3% of his base salary at the time of disability and shall include Mr. Hill in the Company's health insurance benefit plans until he reaches age
65. If the Hill Agreement is terminated by the Company "Not for Cause" or Mr. Hill resigns for "Good Reason" (as defined therein), Mr. Hill will receive (i) the greater of a severance payment equal to two years of his then current base salary, or his base salary through the expiration date of the Agreement, which will be paid to Mr. Hill in the form of salary continuation for two years (the "Severance Period") payable on the Company's normal payroll schedule; (ii) annual bonus payments equal to 150% of his then current base annual salary during the Severance Period, payable in any year in which any bonus payments are made by the Company to any other employees; (iii) payment of health insurance premiums in accordance with the Company's officer retirement health benefit program without regard to any age or length of service limitations for that program; (iv) continued vesting of his stock options through the Severance Period, and such vested options will not be required to be exercised until three years following the end of the Severance Period (during which time he will serve as a consultant to the Company); and (v) immediate vesting of his restricted stock award such that the Company's right to repurchase such restricted stock shall immediately lapse.

     Payments during the Severance Period are conditioned upon Mr. Hill's observance of certain obligations not to compete with the Company.

     Dr. Peter Hanley In June 1992, the Company entered into an employment agreement with Peter Hanley pursuant to which the Company retained Dr. Hanley as its Executive Vice President, Sales and Marketing for an annual salary (subject to adjustment) of $200,000 plus a bonus to be determined by the Board of Directors. In the event the Company terminates Dr. Hanley's employment without cause, the Company is required to pay Dr. Hanley up to 12 months of salary after the six-month notice period and provide continued life, disability and medical benefits during such period. In the event Dr. Hanley voluntarily terminates his employment, unless he commences employment with a competitor, the Company is required to pay his salary and provide continued benefits during the six-month notice period. In the event of termination of Dr. Hanley's employment, certain adjustments will be made to the vesting schedule for Dr. Hanley's options.

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be filed with the Securities and Exchange Commission nor incorporated by reference into any such filings.

  COMPENSATION PHILOSOPHY

     The Company applies a consistent philosophy to compensation for all employees, including senior management. The premise of this philosophy is to pay for performance. The Company sets aggressive goals and objectives at the beginning of each year and makes a significant percentage of executive compensation dependent on performance against these goals and objectives. By linking a significant percentage of pay to performance, the Company seeks to ensure that the interests of its employees, including the named executive officers, are closely aligned with those of its shareholders.

     The Company strives to be in a leadership position within the semiconductor industry for overall compensation. Competition for qualified personnel within the semiconductor industry is intense and a leadership position in compensation is necessary to attract, hire and retain persons of the highest caliber.

  COMPENSATION VEHICLES

     Compensation at the Company has three principal components: Salary, Bonus and Stock Options.

     1. Salary

       The salary program is structured to position the Company in the top half of the semiconductor industry. To ensure this position, the Company consults surveys that track other leading companies in the semiconductor and semiconductor equipment industries, many of whom are included in the Hambrecht & Quist Technology Index.

     2. Bonus

       Bonuses are designed to be a significant part of compensation. Bonuses are based on achievement of corporate goals and individual objectives. Corporate goals are expressed in a financial plan containing growth and profitability targets; individual objectives depend on the role of each employee, and include such matters as sales within a particular market or to specific customers, inventory turns and technological achievements. Upon the achievement of the growth and profitability goals, the Board of Directors will approve the allocation of a certain percentage of pre-tax income to a bonus pool. This pool is distributed to the named executive officers and all other employees based on the achievement of their individual performance objective.

       In addition to cash bonuses, the Company intends to utilize grants of Restricted Shares and awards of Stock Bonuses to provide additional incentives for the named executive officers and other employees, and to provide additional incentives to such persons in a manner that is consistent with the Company's long-term goals and objectives through equity ownership.

     3. Stock Options

       The Company grants stock options to the majority of employees upon hiring to allow everyone to achieve an ownership position in the Company and thus provide employees the opportunity to share in the Company's achievements. Yearly, additional stock options are granted to those named executive officers and other employees who have done an exemplary job of meeting their objectives or have had other accomplishments of note.

     4. Restricted Stock Awards

       The Company awards, from time to time, shares of the Company's Common Stock to key employees and members of management. In 1999, the Company awarded an aggregate of 219,000 shares of Common Stock to 27 employees, including Mr. Hill (60,000 shares), Mr. Benzing (15,000 shares) and Drs. van den Hoek (15,000 shares). These awards have vesting provisions based on the passage of time (Mr. Hill) and the meeting of certain revenue goals as well as the passage of time (Mr. Benzing and Drs. van den Hoek).

PERFORMANCE MEASURES AND CEO COMPENSATION

     In December 1997, the bonus plan for Richard Hill, the Company's Chairman and Chief Executive Officer, was established to reflect the current market trends in Chief Executive Officer compensation for the Company's industry group. Mr. Hill's bonus is based on the same criteria as bonuses for the Company's other executive officers (namely achievement of corporate goals and individual objectives). Mr. Hill received an annual bonus in 1999 equal to approximately 144% of his base salary. The criteria for payment of bonuses for fiscal 1999 was calculated based upon a 15% after-tax profit margin and a three year rolling average revenue growth of 15%.

     The other named executives received bonuses in 1999 based on the Company's performance and on their performance against the specific goals and objectives established for them at levels ranging from 78% to 93% of their base salaries.

     As part of a reevaluation of Mr. Hill's compensation, in December 1999 the Company made a restricted stock grant and an option grant to Mr. Hill and amended his employment agreement to provide for an increase in base compensation. In addition, Mr. Hill was provided health benefits upon termination of his employment without regard to his age or length of service with the Company. Mr. Hill also agreed to repay his outstanding loans to the Company and the Company agreed to forgive the accrued interest on those loans.

COMPENSATION POLICY REGARDING DEDUCTIBILITY

     It is the Company's policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under Section 162(m) of the Code.
Section 162(m) of the Code provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year (certain performance-based compensation is not counted towards this limit). In the past, all qualifying executive compensation, other than immaterial amounts paid in 1997, has been eligible for deductibility under Section 162(m) of the Code. It is possible however, based on the performance of the Company's Common Stock, that the compensation of one or more of the Company's executive officers could exceed $1 million in any taxable year and thus limit the deductibility by the Company of a portion of such compensation.

     To insure that executive compensation to be paid under the Senior Executive Bonus Plan is deductible for the purposes of Section 162(m), the shareholders of the Company approved the Senior Executive Bonus Plan in 1998. The Company does not expect cash compensation paid to officers subject to Section 162(m) to exceed the limitations of Section 162(m) for fiscal 2000, and therefore expects all such cash compensation to be deductible.

                                  STOCK OPTION AND COMPENSATION COMMITTEE

                                  D. James Guzy
                                  Tom Long
                                  J. David Litster
                                  Glen Possley
                                  William R. Spivey

PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in (i) the cumulative total shareholder return on the Company's Common Stock since December 31, 1994 with (ii) cumulative total shareholder return on (a) the Nasdaq Stock Market -- U.S. Index and (b) the Hambrecht & Quist Technology Index. The comparison assumes an investment of $100 on December 31, 1994 and reinvestment of dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.
[PERFORMANCE GRAPH]

                                                 NOVELLUS SYSTEMS, INC.     NASDAQ STOCK MARKET--U.S.     H&Q TECHNOLOGY INDEX
                                                 ----------------------     -------------------------     --------------------
12/94                                                    100.00                      100.00                      100.00
12/95                                                    108.00                      141.00                      150.00
12/96                                                    108.00                      174.00                      186.00
12/97                                                    129.00                      213.00                      218.00
12/98                                                    198.00                      300.00                      339.00
12/99                                                    490.00                      542.00                      757.00

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In July 1997, the Company made a relocation loan to Mr. Hill, the Company's Chairman of the Board and Chief Executive Officer, in the aggregate amount of $1.5 million. The loan was evidenced by two promissory notes (the "Notes"). The Notes incurred interest at a rate not to exceed six percent per year and were repayable on July 1, 2000. The Notes were secured by a first priority lien on a Deed of Trust and Assignment of Rents and interest in Mr. Hill's property. The accrued interest on the Notes was forgiven by the Company in connection with the repayment of the notes by Mr. Hill in March 2000.

     Pursuant to the terms of the Company's 1992 Stock Option Plan, in December 1999 the Company made restricted stock grants of 60,000 shares, 15,000 shares and 15,000 shares of the Company's Common Stock to Mr. Hill, Mr. Benzing and Drs. van den Hoek, respectively. The shares which are the subject of Mr. Hill's stock grant will vest in three equal amounts on the first, second and third anniversaries of the grant. One half of the shares which are the subject of Mr. Benzing's and Drs. van den Hoek's stock grants will vest on December 31, 2003 and the remaining one half of the shares will vest based on the Company achieving certain revenue goals on or before December 31, 2003. In December 1999, the Company granted Mr. Hill an option to purchase 354,000 shares of the Company's Common Stock at an exercise price of $25.5625 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock as of March 20, 2000 as to (a) each director and nominee, (b) each named executive officer, (c) all directors and officers as a group, and (d) for each person known by the Company, as of December 31, 1999, to beneficially own more than 5% of the outstanding shares of its Common Stock.

                                                        BENEFICIAL OWNERSHIP(1)
                                                  -----------------------------------
                BENEFICIAL OWNER                  NUMBER OF SHARES   PERCENT OF TOTAL
                ----------------                  ----------------   ----------------
Seligman J. & W. & Co., Incorporated............     8,649,900             7.1%
  100 Park Avenue, 8th Floor
  New York, NY 10006(2)
FMR Corp. ......................................     7,282,680             6.0%
  82 Devonshire Street
  Boston, MA 02109(3)
Massachusetts Financial Services Company........     6,268,746             5.2%
  500 Boylston Street
  Boston, MA 02116(4)
Richard S. Hill(5)..............................       361,723               *
D. James Guzy...................................       348,000               *
Peter Hanley(6).................................       324,525               *
Jeffrey Benzing(7)..............................       204,694               *
John Chenault(8)................................        82,589               *
William R. Spivey(9)............................        54,000               *
J. David Litster(10)............................        31,000               *
Glen Possley(11)................................        72,000               *
Tom Long(12)....................................        18,000               *
Robert H. Smith.................................           261               *
All officers and directors as a group (11
  persons)(14)..................................     1,687,055             1.4%

---------------
  *   Less than one percent

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 20, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Applicable percentages are based on 121,164,891 shares outstanding on March 20, 2000 adjusted as required by the rules. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

 (2) As reported in a Schedule 13G filed by J. & W. Seligman & Co., Incorporated on February 10, 2000, includes 8,649,900 shares as to which J. & W. Seligman & Co., Incorporated has sole voting and investment power.

 (3) As reported in a Schedule 13G filed by FMR Corp. on February 14, 2000, includes 300,810 shares as to which FMR Corp. has sole voting power and 7,282,680 shares as to which FMR Corp. has sole investment power.

 (4) As reported in a Schedule 13G filed by Massachusetts Financial Services Company on February 10, 2000, includes 6,268,746 shares as to which Massachusetts Financial Services Company has sole voting and investment power.

 (5) Includes (i) options to purchase an aggregate of 215,379 shares which will be fully vested and exercisable within 60 days of March 20, 2000, and (ii) 60,000 shares subject to further vesting restrictions.

 (6) Includes options to purchase an aggregate of 198,408 shares which will be fully vested and exercisable within 60 days of March 20, 2000.

 (7) Includes (i) options to purchase an aggregate of 143,941 shares which will be fully vested and exercisable within 60 days of March 20, 2000, (ii) 21,000 shares subject to further vesting restrictions and (iii) 15,588 shares held by Mr. Benzing's wife.

 (8) Includes options to purchase an aggregate of 45,000 shares which will be fully vested and exercisable within 60 days of March 20, 2000.

 (9) Includes options to purchase an aggregate of 36,000 shares which will be fully vested and exercisable within 60 days of March 20, 2000.

(10) Includes options to purchase an aggregate of 27,000 shares which will be fully vested and exercisable within 60 days of March 20, 2000.

(11) Includes options to purchase an aggregate of 54,000 shares which will be fully vested and exercisable within 60 days of March 20, 2000.

(12) Includes options to purchase an aggregate of 18,000 shares which will be fully vested and exercisable within 60 days of March 20, 2000.

(13) Includes (i) options to purchase an aggregate of 868,228 shares which will be fully vested and exercisable within 60 days of March 20, 2000, (ii) 99,000 shares subject to further vesting restrictions and (ii) indirect holdings attributable to executive officers in the amount of 18,777 shares.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market. Such officers, directors and ten-percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that its executive officers, directors and ten-percent shareholders complied with all Section 16(a) filing requirements applicable to them.

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: April 7, 2000

                             NOVELLUS SYSTEMS, INC.

                              AMENDED AND RESTATED

                             1992 STOCK OPTION PLAN



      1. Purposes of the Plan. The purposes of this Amended and Restated 1992 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to the Employees, Consultants and Outside Directors of the Company and to promote the success of the Company's business.

            The Plan provides Employees, Consultants and Outside Directors the opportunity to purchase or acquire shares of Common Stock pursuant to (i) options which may qualify as "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) options which are not described in Sections 422 of the Code, referred to as "nonstatutory stock options," (iii) a "restricted stock" agreement or, (iv) a "stock bonus", at the discretion of the Board and as reflected in the terms of the applicable written agreement.

      2. Definitions. As used herein, the following definitions shall apply:

            (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

            (b) "Common Stock" shall mean the Common Stock of the Company.

            (c) "Company" shall mean Novellus Systems, Inc., a California corporation.

            (d) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

            (e) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

            (f) "Continuous Status as an Employee or Consultant" shall, for the purposes of this Plan and the Options granted and Shares issued hereunder only, mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an

Employee or Consultant shall not be considered interrupted in the case of sick leave (including leave on account of disability or military leave, provided that such sick leave or military leave is for a period or not more than 90 days, except as may otherwise be approved by the Board and specified in writing by the Company, or any other leave of absence approved by the Board and specified in writing by the Company, subject to any conditions of such approval). In the event that at the end of such leave the Employee or Consultant does not return to work for the Company, his employment or consulting relationship with the Company (and his Continuous Status as an Employee or Consultant) shall be deemed to have terminated as of the end of the leave period.

            (g) "Director" shall mean a member of the Board of Directors of the Company.

            (h) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

            (i) "Fair Market Value" means, as of any date, unless otherwise determined by the Committee in good faith, (i) the last sales price per share of Common Stock as reported by NASDAQ (or a successor system) or by the Wall Street Journal for such date (or if there is no trading on such date, then on the last preceding business day on which there was trading); (ii) if the Common Stock is listed on any stock exchange, the closing sales price for such Common Stock as quoted on such exchange for the date the Option is granted (or if there are no sales for such date, then on the last preceding business day on which there were sales); or (iii) the fair market value thereof, as determined in any other manner adopted in good faith by the Board.

            (j) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            (k) "Named Executive" shall mean, for each taxable year of the Company, the Chief Executive Officer of the Company as of the close of such taxable year and each Employee whose total compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such Employee being among the four (4) highest compensated Employees for such taxable year.

            (l) "Nonstatutory Stock Option" means any Option that is not an Incentive Stock Option.

            (m) "Option" shall mean a stock option granted pursuant to the Plan.

            (n) "Optioned Stock" shall mean the Common Stock subject to an Option.

            (o) "Optionee" shall mean an Employee, Consultant or Outside Director who receives an Option.

            (p) "Outside Director" means a Director who is not an employee of the Company.

            (q) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (r) "Plan" shall mean this 1992 Stock Option Plan.

            (s) "Restricted Shares" shall mean shares of Common Stock subject to restrictions, as defined in paragraph (b) of Section 19 of the Plan.

            (t) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

            (u) "Stock Bonus" shall mean the award of bonunses of Common Stock, as defined in paragraph (c) of Section 19 of the Plan.

            (v) "Subcommittee" shall mean the special subcommittee of the Committee described in paragraph (d) of Section 4 of the Plan, if one is established.

            (w) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of shares which may be optioned and/or sold under the Plan is 33,345,000 shares of Common Stock.

            If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. However, any shares sold under the Plan and subsequently repurchased by the Company shall not be available for new issuance pursuant to the Plan.

      4. Administration of the Plan.

            (a) Procedure. Subject to Section 4(d) below, the Plan shall be administered by a Committee that is designated by the Board to administer the Plan. The Committee shall be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan.

            (b) Powers of the Committee. Subject to the provisions of the Plan, and except as set forth in Section 8(c) with respect to grants of Options to Outside Directors, the Committee shall have the authority, in its discretion:
(i) to determine the Fair Market Value of the Common Stock; (ii) to determine, in accordance with Section 7(a) of the Plan, the exercise price per Share of Options to be granted; (iii) to determine the Employees and Consultants to whom, and the time or times at which, Options shall be granted and, subject to Section 8(d) of the Plan, the number of Shares to be represented by each Option; (iv) to interpret the Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, or any Option granted hereunder (including, but not limited to, any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the Shares relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); (vi) to approve forms of agreement for use under the Plan;
(vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to modify or amend each Option or accelerate the exercise date of any Option (with the consent of the Optionee); (ix) to reduce the exercise price of any outstanding Option or stock apreciation right ("SAR") to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or SAR shall have declined since the date the Option was granted. A prospective reduction shall be submitted as a proposal to the shareholders, and will be subject to the approval of the majority of the shareholders voting on the proposal, in person, by proxy, or by written consent. However, the Committee may, without shareholder approval, cancel an option or SAR and replace it with an award having a lower option oprice or base price if the vesting period is restarted to the period designated for new options or SARs; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

            (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options.

            (d) Subcommittee. Notwithstanding the foregoing provisions of this
Section 4, if the Committee at any time is not composed solely of two or more outside directors (as defined below), then any grant of an Option to a Named Executive shall be made only by a separate subcommittee of the Committee which shall be so composed (the "Subcommittee"). Any actions taken by the Committee under this Section 4 shall apply to Options held by a Named Executive only if also authorized by the Subcommittee. Solely for purposes of this Section 4(d), "outside directors" means directors other than (i) current employees of the Company or any Subsidiary, (ii) former employees of the Company or any Subsidiary who are currently receiving compensation for prior services (other than benefits under a tax-qualified pension plan), (iii) current or former officers of the Company or any Subsidiary, and (iv) persons currently receiving compensation for personal services in any capacity other than as a director. If the Subcommittee has not been formed pursuant to this Section 4(d), then all references to the Subcommittee herein shall be treated as references to the Committee.

      5. Eligibility.

            (a) Nonstatutory Stock Options may be granted to Employees, Consultants and Outside Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

            (b) Each Option shall be designated in the written agreement governing the Option as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

            (c) For purposes of Section 5(b) hereof, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

            (d) The Plan shall not confer upon any Optionee any right with respect to continuation of the employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate the Optionee's employment or consulting relationship at any time, with or without cause.

      6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Plan.

      7. Exercise Price and Consideration.

            (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

                  (i)   In case of an Incentive Stock Option

                        (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                        (B) granted to any Employee other than an Employee described in clause (i)(A) above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                  (ii)   In the case of a Nonstatutory Stock Option

                        (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                        (B) granted to a Named Executive, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                        (C) granted to any person other than a person described in clauses (ii)(A) or (B) above, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

                  (iii) In the case of any Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board at the time of grant and may consist entirely of cash, check, promissory note, other Shares of Common Stock which (i) either have been owned by the Optionee more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California Corporations Law. In making its determination as to the type of consideration to accept, the Board shall consider whether acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California Corporations Law).

      8. Options.

            (a) Term of Option. Except as provided in Section 8(c)(iv)(A) hereof with respect to Options granted to Outside Directors, the term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the written agreement governing such Option. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the written agreement governing such Option.

            (b)   Exercise of Option.

                  (i) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as are determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. For purposes of this provision, an Incentive Stock Option shall be treated as outstanding until such Option is exercised in full or expires by reason of lapse of time.

            An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

            Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Any Shares issued and sold pursuant to the Plan and repurchased by the Company shall not be available for reissuance under the Plan.

                  (ii) Termination of Status as an Employee or Consultant. If an Optionee's Continuous Status as an Employee or Consultant terminates or an Optionee is an Outside Director and he ceases to serve on the Board, other than by reason of death or total and permanent disability, the Optionee may, but only within three (3) months after the date he ceases to be an Employee, Consultant or Outside Director (as the case may be) of the Company (but in no event later than the date of expiration of the term of such Option as set forth in the written agreement governing the Option), exercise his Option to the extent that he was entitled to exercise the Option at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (iii) Disability. Notwithstanding the provisions of Section 8(b)(ii) above, (1) in the event of termination of Continuous Status as an Employee or Consultant or (2) in the event that an Outside Director ceases to serve on the Board, as a result of an Optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the written agreement governing the Option), exercise his Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (iv)  Death of Optionee.  In the event of the death of an
Optionee:

                        (1) If the Optionee dies during the term of his Option, where such Optionee is at the time of his death an Employee, Consultant or Outside Director of the Company and such Optionee at the date of death shall have been in Continuous Status as an Employee or Consultant or serving as an Outside Director since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the written agreement governing the Option), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the time of death; or

                        (2) If the Optionee dies within three (3) months after the termination of such Optionee's Continuous Status as an Employee or Consultant or within three (3) months after he ceases to serve as an Outside Director, then the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the written agreement governing the Option), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise the Option had accrued at the date of termination.

            (c) Grants to Outside Directors. All grants of Options to Outside Directors as set forth below shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

                  (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive an Option under this Plan.

                  (ii) On the day immediately following the annual meeting of shareholders of the Company, each Outside Director shall be automatically granted an Option to purchase 18,000 shares of Common Stock (as adjusted in accordance with Section 10 hereof) (a "Director's Option"), provided that at the date of grant of each Director's Option such person is an Outside Director; and provided, further, that sufficient shares are available under the Plan for the grant of such Director's Option.

                  (iii) The terms of a Director's Option granted under this
Section 8(c) shall be as follows:

                        (A)   the term of the Director's Option shall be five
(5) years;

                        (B) the exercise price per share of Common Stock shall be 100% of the Fair Market Value on the date of grant of the Director's Option. However, if any Outside Director is, on the date of grant, the owner of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, then the exercise price per share of Common Stock shall be 110% of the Fair Market Value on the date of grant of the Director's Option;

                        (C) the shares subject to each Director's Option shall be immediately exercisable.

                  (iv) The provisions set forth in this Section 8(c) (and any other Sections of this Plan that affect the formula award terms required to be specified herein by Rule 16b-3) shall not be amended more than once in any six-month period, except to effect such amendments as may be necessary to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations promulgated thereunder.

            (d) Number of Shares. The number of Shares subject to Options granted to an Employee in any taxable year shall not exceed 600,000 Shares; provided, that Options representing up to 1,200,000 Shares may be granted to an Employee in any taxable year in connection with the commencement of such Employee's employment with the Company.

      9. Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by a transferee permitted by this Section 9.

      10. Adjustments upon Changes in Capitalization or Merger.

            (a) Splits, Dividends, Combinations, or Reclassifications. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

            (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any outstanding Options shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board, and may give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

            (c) Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, Options shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the

Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

      11. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

      12. Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation), or to the extent necessary to avoid non-deductibility of compensation income recognized upon exercise of an Option under Section 162(m) of the Code, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

            (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated unless otherwise mutually agreed between the Board and the Optionee, which agreement must be in writing and signed by the Company and the Optionee.

            (c) Shareholder Approval. If any amendment requiring shareholder approval under Section 12(a) of the Plan is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in
Section 16(b) of the Plan.

      13. Conditions upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            In addition, issuance of Shares pursuant to the exercise of a Nonstatutory Stock Option shall be subject to satisfaction of applicable income and employee tax withholding requirements.

      14. Reservation of Shares; Compliance with Law.

            (a) The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

            (b) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      15. Option Agreements. Options shall be evidenced by written option agreements in such form as the Board shall approve.

      16. Shareholder Approval.

            (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the votes cast at a shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan; or if such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of the outstanding shares of the Company entitled to vote on the Plan; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws.

            (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

            (c) If any required approval of the Plan or any amendment thereto by the shareholders of the Company is solicited at any time otherwise than in the manner described in Section 16(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under
Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

                  (i) furnish in writing to the shareholders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or the amendment thereto were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

                  (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in clause
(c)(i) hereof not later than the date on which such information is first sent or given to shareholders.

      17. Information to Optionees. The Company shall provide or make available to each Optionee, during the period for which such person has one or more Options outstanding, copies of all annual reports and other information provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties on behalf of the Company ensure their access to equivalent information.

      18. Sale Restrictions. In the event that Rule 16b-3 so requires, the following restriction shall be applicable to Optionees subject to Section 16(b) of the Exchange Act: No Optioned Stock may be sold by any Optionee subject to
Section 16(b) under the Exchange Act for at least six months after the grant of the Option pursuant to which such Optioned Stock was acquired. In the event that Rule 16b-3 does not require that the restriction set forth in the foregoing sentence be applied to Optionees subject to Section 16(b) of the Exchange Act, such restriction shall have no force or effect.

      19. Sale of Restricted Shares and Awards of Stock Bonuses.

            (a) Committee Authority. Pursuant to the terms of this Section and the Plan, the Committee shall have the authority to grant the right to purchase Common Stock subject to restrictions ("Restricted Shares") and to award bonuses of Common Stock ("Stock Bonuses"), to eligible individuals in connection with the performance of services for the Company within the share limitation provided in Section 3. Individuals who shall be eligible to have granted to them Restricted Shares or Stock Bonuses shall be such Employees, Consultants, and Directors as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, Outside Directors shall not be eligible to receive Restricted Shares or Stock Bonuses. The Committee shall determine the timing of grants of Restricted Shares and the award of Stock Bonuses, the terms thereof and the number of Shares to be granted or awarded.

            (b) Restricted Shares. Restricted Shares shall be issued for such consideration as the Committee deems appropriate; provided, however, that sales of Restricted Shares shall not be for less than the Fair Market Value of such Shares on the date the right to purchase the Shares is granted. Payment for Restricted Shares can be in any combination of cash, Common Stock or other consideration as determined by the Committee. Each sale of Restricted Shares pursuant to the Plan will be evidenced by a written Restricted Stock Purchase Agreement executed by the Company and the person to whom such Shares are sold. The Restricted Stock Purchase Agreement may contain such terms, provisions and conditions consistent with this Plan as may be determined by the Committee, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions. The Committee may amend any Restricted Stock Purchase Agreement, but any amendment which would adversely affect the shareholder's rights to the Shares shall not be made without his or her written consent. Shares subject to a Restricted Stock Purchase Agreement shall be transferable only as provided in such Agreement.

            (c) Stock Bonuses. The Committee shall have the authority to grant Stock Bonuses consisting of a specified number of Shares to those eligible persons as selected by the Committee. The Committee shall have the discretion to impose restrictions on Shares awarded as Stock Bonuses. If Shares awarded as a Stock Bonus are subject to restriction, such Shares shall be issued subject to the terms of a Restricted Stock Bonus Agreement executed by the Company and the person to whom the Stock Bonus is awarded. The Restricted Stock Bonus Agreement may contain such terms, provisions, and conditions consistent with this Plan as may be determined by the Committee, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions. The Committee may amend any Restricted Stock Bonus Agreement, but any amendment which would adversely affect the shareholder's rights to the Shares shall not be made without his or her written consent. Shares subject to a Restricted Stock Bonus Agreement shall be transferable only as provided in such Agreement. The recipient of a Stock Bonus will not pay the Company for such Shares received but will include the Fair Market Value of such Shares on the date of grant in the recipient's net income.

            (d) Withholding Taxes. No grant of Restricted Shares or award of Stock Bonuses shall be delivered to any recipient until the recipient has made arrangements acceptable to the Committee for the satisfaction of federal, state, and local income and social security tax withholding obligations.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             NOVELLUS SYSTEMS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 12, 2000

     The undersigned hereby appoints Richard S. Hill and Robert H. Smith and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Novellus Systems, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., local time on May 12, 2000, at the Company's principal executive offices, 4000 North First Street, San Jose, California, 95134, or any adjournment or postponement thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

NOVELLUS SYSTEMS, INC.
PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control
Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE MY MAIL -
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Novellus Systems, Inc., c/o ADP, 51 Mercedes Way,
Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE
OR BLACK INK AS FOLLOWS:

NOVPRX                                         KEEP THIS PORTION FOR YOU RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

NOVELLUS SYSTEMS, INC.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
     PROMPTLY USING THE ENCLOSED ENVELOPE

VOTE ON DIRECTORS
1. 01) Richard S. Hill, 02) D. James Guzy, 03) J. David Lister, 04) Tom Long, 05) Glen Possley, 06) Robert H. Smith, 07) William R. Spivey.

VOTE ON PROPOSALS
2. Proposal to ratify and approve an amendment to the Company's Amended and Restated 1992
     Stock Option Plan (the "Option Plan") to increase the number of shares reserved for issuance thereunder from 27,540,000 shares to 33,345,000 shares.

     For            Against        Abstain
     [ ]              [ ]            [ ]

3.   Proposal to ratify the appointment of Ernst &
     Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 2000.

     For            Against        Abstain
     [ ]              [ ]            [ ]

To withhold authority to vote, mark "For All Except," and write the nominees number on the line below.

-----------------------------------

     For            Withhold       For All
     All              All          Except
     [ ]              [ ]            [ ]

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting.

(Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)


--------------------------------------
Signature (PLEASE SIGN WITHIN BOX)

--------------
Date


--------------------------------------
Signature (Joint Owners)

--------------
Date